UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

Liquidity Services Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-51813	52-2209244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6931 Arlington Road Suite 200
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 202 4676868

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LQDT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On January 31, 2023, Patrick W. Gross, a member of the Board of Directors (the “Board”) of Liquidity Services, Inc. (the “Company”), a member of the Audit Committee of the Board (the “Audit Committee”), the Corporate Governance and Nominating Committee of the Board, and the Company’s Lead Independent Director, notified the Company of his intention to retire effective February 1, 2023. Mr. Gross has served as a director of the Company since February 2001 and is retiring consistent with the Company’s succession plan to accommodate the onboarding of new directors. Mr. Gross’s departure from the Board was not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Following the departure of Mr. Gross, the Company’s independent directors elected Beatriz V. Infante as the Lead Independent Director effective February 1, 2023. Ms. Infante has served on the Board since 2015 and is currently the Chair of the Compensation Committee of the Board and a member of the Audit Committee.

Appointment of New Director

The Board also appointed Thierno “Amath” Fall, as a director of the Company and a member of the Audit Committee, effective February 1, 2023. Mr. Fall will serve as a Class III Director, to fill the vacancy created by Mr. Gross’s departure, until the Company’s 2024 Annual Meeting of Stockholders or until his earlier resignation or removal.

Mr. Fall is a senior executive with over twenty years of experience leading a variety of financially and operationally focused roles. Since 2022, Mr. Fall has served as Operating Partner at The Sterling Group, a private equity firm based in Houston, TX. From 2019 to 2021, Mr. Fall served as the Chief Financial Officer (2019-2020) and then as the Chief Operating Officer (2020-2021) of Berlin Packaging, a $2.5B in sales global packing distribution company based in Chicago, IL. From 2016 to 2019, Mr. Fall was the Chief Financial Officer of FleetPride, a $1.6B in sales, heavy duty truck distribution company based in Irving, TX. Prior to that, Mr. Fall held various financial roles at public and private companies, including AmeriCold (NYSE: COLD), and Nashfinch, now SpartanNash (NASDAQ: SPTN).

Mr. Fall graduated from the University of Nebraska at Omaha with a B.S. in Accounting and a M.S. in Business Economics. Mr. Fall received a NACD Directorship Certification from the National Association of Corporate Directors. Additionally, he is a Certified Public Accountant, a Certified Management Accountant, a Certified Financial Accountant, a Chartered Global Management Accountant, and a Certified Forensic Accountant. Mr. Fall is also a member of the American Institute of Certified Public Accountants.

The Board has determined that Mr. Fall qualifies as an independent director under all standards applicable to his service on the Board and as a member of the Audit Committee. The Board has also designated Mr. Fall as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

There are no transactions in which Mr. Fall has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any other executive officer or director of the Company. There is no other arrangement or understanding between Mr. Fall and any other persons or entities pursuant to which Mr. Fall was appointed as a director of the Company. Mr. Fall will be compensated for his services as a director consistent with the Company’s compensation policies for nonemployee directors approved by the Compensation Committee of the Company’s Board of Directors for calendar year 2023, including annual cash retainers for service as directors and as members of Board committees, and grants of equity compensation under the Company’s Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, as amended. The Company also anticipates that Mr. Fall will enter into an Indemnification Agreement with the Company, consistent with all of the Company’s directors and officers, on substantially the form attached as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: February 2, 2023	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Chief Legal Officer and Corporate Secretary